                                                                    EXHIBIT 2.1


                   AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This Agreement and Plan of Merger and Reorganization (the "AGREEMENT") is made as of March 31, 1997 by AMC Entertainment Inc., a Delaware corporation ("AMCE"), and Durwood, Inc., a Missouri corporation ("DI"). This Agreement constitutes a binding contract between AMCE and DI in accordance with the terms hereof and the applicable provisions of both the Delaware General Corporation Law and The General and Business Corporation Law of Missouri. The Agreement is entered into for substantial business reasons which are more fully described in the statements of actions taken by the respective Boards of Directors of the parties whereby the Agreement was authorized, and the parties intend that the merger contemplated by the Agreement shall constitute a reorganization in which no taxable income, gain or loss is recognized pursuant to Section 368(a)(1)(A) and related sections of the Internal Revenue Code of 1986, as amended (the "TAX CODE"). The terms and conditions of the Agreement are as follows:

                                     WITNESSETH:

         WHEREAS, AMCE is a corporation duly organized and validly existing under the laws of the State of Delaware, with authorized capital stock consisting of (i) 45,000,000 shares of Common Stock, par value 66 2/3CENTS per share ("AMCE COMMON STOCK"), 6,549,489 shares of which are issued and
outstanding, (ii) 30,000,000 shares of Class B Stock, par value   66 2/3CENTS
per share ("AMCE CLASS B STOCK"), 11,157,000 shares of which are issued and outstanding, and (iii) 10,000,000 shares of Preferred Stock, par value 66 2/3CENTS per share ("AMCE PREFERRED STOCK"), of which 3,323,600 shares of $1.75 Cumulative Convertible Preferred Stock ("AMCE CONVERTIBLE PREFERRED STOCK") are issued and outstanding; and

         WHEREAS, DI is a corporation duly organized and validly existing under the laws of the State of Missouri, with authorized capital stock consisting of
(i) 150,000 shares of Class A Stock, par value $100 per share ("DI CLASS A STOCK"), 120,000 shares of which are issued and outstanding, and (ii) 50,000 shares of Class B Stock, par value $100 per share ("DI CLASS B STOCK"), 40,784 shares of which are issued and outstanding; and

         WHEREAS, prior to the Merger (as defined herein) becoming effective, DI has advised AMCE that DI intends to convert 6,141,343 shares of AMCE Class B Stock into a like number of shares of AMCE Common Stock pursuant to the terms of the AMCE Class B Stock; and

         WHEREAS, the Special Committee of the Board of Directors of AMCE composed of directors who are not officers or employees of AMCE formed for the purpose of evaluating and negotiating the terms of the Merger (the "SPECIAL COMMITTEE") has recommended that the full Board of Directors of AMCE approve and adopt the Agreement and such Board has reviewed, approved and adopted this Agreement and deemed it advisable and in the best interests of AMCE that DI be merged into and with AMCE pursuant to the terms and conditions set forth herein; and

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                                                                               2


         WHEREAS, the Board of Directors of DI has reviewed and approved this Agreement and deems it advisable and in the best interests of DI that DI be merged into and with AMCE pursuant to the terms and conditions set forth herein; and

         WHEREAS, the Boards of Directors of AMCE and DI have directed that this Agreement be submitted to the stockholders of AMCE and DI, respectively, for their approval;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, the parties hereto do hereby agree and covenant as follows:
                                    I.  THE MERGER

         1.1. NAMES OF CORPORATIONS. The names of the corporations proposing to merge are:

                                AMC Entertainment Inc.

                                         and

                                    Durwood, Inc.

         1.2. MERGER. At the Effective Time (as defined below), subject to the terms and conditions of this Agreement and in accordance with applicable law, AMCE and DI shall merge into a single corporation by DI merging with and into AMCE (the "MERGER").

         1.3. NAME OF SURVIVING CORPORATION. The name of AMCE, which is to be the surviving corporation, shall not be changed as a result of the Merger.

         1.4. CLOSING; EFFECTIVE TIME. Unless this Agreement has been terminated under Section 6.4, a closing (the "CLOSING") shall take place as promptly as practicable following satisfaction or waiver of the last of the conditions set forth in Articles IV and V. The Merger shall become effective immediately upon the filing of this Agreement, or a certificate of merger in lieu thereof, with the Secretary of State of Delaware in accordance with applicable law. The time of such effectiveness is referred to herein as the "EFFECTIVE TIME". At the Closing, or as soon thereafter as practicable, the parties shall cause the Merger to be consummated as provided in this
Section 1.4.

         l.5. EFFECT OF MERGER. (a) At the Effective Time, the separate existence of DI shall cease. The existence of AMCE shall continue unaffected and unimpaired by the Merger, and AMCE shall after the Effective Time have all of the rights, privileges, immunities and powers and shall be subject to all of the duties and liabilities of a corporation organized under the Delaware General Corporation Law.

         (b) At the Effective Time, AMCE shall have and thereafter possess all of the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of each of the merging corporations, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and every

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                                                                              3


other interest of or belonging to or due to either of the merging corporations shall be taken and deemed to be transferred to and vested or remain in AMCE without further act or deed (and the title to any real estate, or any interest therein, vested in either of the merging corporations shall not revert or be in any way impaired by reason of the Merger).

         (c) AMCE shall, upon the Effective Time and thereafter, be responsible and liable for all the liabilities and obligations of each of the merging corporations, and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted to judgment as if the Merger had not taken place or, in the case of DI, AMCE may be substituted in place of DI. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by the Merger.

         1.6. CONVERSION OF SHARES. (a) Prior to the Effective Time, DI shall convert 6,141,343 shares of AMCE Class B Stock into a like number of shares of AMCE Common Stock.

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of AMCE, DI or the holder of any of the following securities:

              (i) Each share of AMCE Common Stock issued and outstanding immediately prior to the Effective Time, other than those shares owned by DI, and each share of AMCE Common Stock held in the treasury of AMCE immediately prior to the Effective Time, shall continue to be one share of AMCE Common Stock.

              (ii) Each share of AMCE Class B Stock issued and outstanding immediately prior to the Effective Time, other than those shares owned by DI, and each share of AMCE Class B Stock held in the treasury of AMCE immediately prior to the Effective Time, shall continue to be one share of AMCE Class B Stock.

              (iii) Each share of AMCE Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall continue to be one share of AMCE Convertible Preferred Stock.

              (iv) Each other share of AMCE Preferred Stock, if any, issued and outstanding immediately prior to the Effective Time shall continue to be one share of AMCE Preferred Stock.

              (v) Each share of AMCE Common Stock and AMCE Class B Stock which immediately prior to the Effective Time is owned of record by DI shall continue to be one share of AMCE Common Stock and AMCE Class B Stock, respectively, and shall be held in the treasury of AMCE until the Board of Directors of AMCE determines otherwise.

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                                                                              4


              (vi) Each share of DI Class A Stock which immediately prior to the Effective Time is owned of record by Harvard College ("HARVARD") shall be converted into and become 32.142857 shares of AMCE Common Stock.

              (vii) Each share of DI Class A Stock issued and outstanding immediately prior to the Effective Time, other than those shares owned of record by Harvard, shall be converted into and become 32.142857 shares of AMCE Class B Stock.

              (viii) Each share of DI Class B Stock which immediately prior to the Effective Time is owned of record by Stanley H. Durwood, individually, as Trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 TRUST") and as Trustee under the
         Stanley H. Durwood Trust Agreement dated August 14, 1989 (the "1989 TRUST"), shall be converted into and become 243.767528 shares of AMCE Class B Stock.

              (ix) Each share of DI Class B Stock which immediately prior to the Effective Time is owned of record by any person other than Stanley H. Durwood, the 1992 Trust or the 1989 Trust shall be converted into and become 243.767341 shares of AMCE Common Stock.

              (x) Each share of DI Class A Stock and DI Class B Stock held in the treasury of DI shall be canceled and retired and no payment shall be made with respect thereto.

         (c) At the Effective Time, the holders of certificates representing shares of DI Class A Stock and DI Class B Stock outstanding at such time shall cease to have any rights with respect to such Stock and such holders' sole rights shall be to receive the number of shares of AMCE Common Stock or AMCE Class B Stock into which their shares of DI Class A Stock or DI Class B Stock shall have been converted by the Merger as provided herein.

         (d) No fraction of a share of AMCE Common Stock and AMCE Class B Stock shall be issued in connection with the Merger but in lieu thereof each holder of shares of DI Class A Stock and DI Class B Stock otherwise entitled to a fraction of a share of AMCE Common Stock or AMCE Class B Stock shall be paid by AMCE, as a convenience and not as a separately bargained for consideration, an amount of cash equal to such fraction multiplied by the average of the high and low reported prices of one share of AMCE Common Stock on the AMEX (as defined in Section 2.1(n)) on the trading day immediately preceding the Effective Time. No such holder shall be entitled to dividends or other rights in respect of any fractional share.

         1.7. EXCHANGE OF CERTIFICATES. After the Effective Time, each holder of a certificate theretofore representing outstanding shares of DI Class A Stock or DI Class B Stock, upon surrender of the same to AMCE's transfer agent (the "TRANSFER AGENT"), shall be entitled to receive in exchange therefor certificates representing the number of full shares of AMCE Common Stock or AMCE Class B Stock into which the shares of DI Class A Stock or DI Class B Stock have been converted pursuant to the provisions of Section 1.6 of this Agreement.

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                                                                              5


As soon as practicable after the Effective Time, the Transfer Agent shall send a notice and transmittal form to each record holder of an outstanding certificate which prior to the Effective Time evidenced shares of DI Class A Stock or DI Class B Stock which shall have been converted into AMCE Common Stock or AMCE Class B Stock pursuant to the provisions of Section 1.6 of this Agreement, advising such stockholder of the terms of such conversion and the procedure for surrendering to the Transfer Agent such certificate in exchange for certificates evidencing AMCE Common Stock or AMCE Class B Stock. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented DI
Class A Stock or DI Class B Stock (other than shares held in the treasury of DI) will be deemed for all corporate purposes of AMCE to evidence ownership of the number of full shares of AMCE Common Stock or AMCE Class B Stock into which the shares of DI Class A Stock or DI Class B Stock represented thereby were converted; provided, however, that, until outstanding certificates formerly representing DI Class A Stock or DI Class B Stock are so surrendered, no dividend or other distribution payable to holders of record of AMCE Common Stock or AMCE Class B Stock as of any date subsequent to the Effective Time shall be paid to the holders of such outstanding certificates in respect thereof. Upon surrender of certificates of DI Class A Stock or DI Class B Stock, there shall be paid to the record holder of the certificates of AMCE Common Stock or AMCE Class B Stock, respectively, issued in exchange therefor (i) at the time of such surrender, the amount of dividends theretofore payable with respect to such full shares of AMCE Common Stock or AMCE Class B Stock as of any date subsequent to the Effective Time which have not yet been paid to a public official pursuant to abandoned property, escheat or similar laws and (ii) at the appropriate payment date, the amount of dividends with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of AMCE Common Stock or AMCE Class B Stock. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates. If any certificate evidencing shares of AMCE Common Stock or AMCE Class B Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Transfer Agent any transfer or other taxes required by reason of the issuance of a Certificate for shares of AMCE Common Stock or AMCE Class B Stock in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

         1.8. CHANGES IN CAPITALIZATION. If, between the date of this Agreement and the Effective Time, the outstanding shares of AMCE Common Stock or AMCE Class B Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of shares of AMCE Common Stock or AMCE Class B Stock into which the shares of DI Class A Stock or DI Class B Stock will be converted shall be appropriately adjusted.

         1.9. CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS, OFFICERS. The Certificate of Incorporation and By-laws of AMCE shall not be changed by or as a result of the Merger. The directors and officers of AMCE prior to the Merger shall continue in such offices after the Merger.

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                                                                              6


         1.10. FURTHER ACTION. Each of the merging corporations shall take all actions and do all things necessary, proper, or advisable under the laws of the States of Delaware and Missouri to consummate and make effective the Merger contemplated herein; provided, the binding effect of this Agreement shall be subject to its approval by the requisite vote of the stockholders of each of the merging corporations, or to its approval by the written consent of the stockholders of each of the merging corporations in lieu of a vote, and to the approval by the holders of a majority of the outstanding shares of AMCE Common Stock (other than DI, the 1992 Trust, the 1989 Trust, members of the Durwood Family (as defined below), spouses of the members of the Durwood Family, children of members of the Durwood Family sharing the same household, and directors and officers of AMCE (the "DURWOOD STOCKHOLDERS")) present and voting at the AMCE Stockholder Meeting (as hereinafter defined), in each case, in accordance with the requirements of the laws of the States of Delaware and Missouri, respectively. As used herein, the "DURWOOD FAMILY" shall mean Stanley
H. Durwood, Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and Peter J. Durwood.

                         II.  REPRESENTATIONS AND WARRANTIES

         2.1. REPRESENTATIONS AND WARRANTIES OF DI. DI represents and warrants to AMCE as follows:

         (a) ORGANIZATION AND QUALIFICATION. DI is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, has all necessary power and authority to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing as a foreign corporation in each state where the nature of its business or of its properties makes such qualification necessary.

         (b) CAPITAL STOCK. The authorized capital stock of DI consists of 150,000 shares of DI Class A Stock, of which 120,000 shares are issued and outstanding, and 50,000 shares of DI Class B Stock, of which 40,784 shares are issued and outstanding. All outstanding shares of DI Class A Stock and DI Class B Stock have been duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights or of any federal or state securities law. Immediately prior to the Effective Time, there will be no more than 120,000 shares of DI Class A Stock and 40,784 shares of DI Class B Stock issued and outstanding. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating DI to issue, pledge or to transfer from treasury any additional shares of its capital stock of any class. Neither DI nor any Subsidiary has agreed to register the sale of any securities under the Securities Act (as hereinafter defined).

         (c) SUBSIDIARIES. Schedule 2.1(c) contains a true and complete list of all DI's subsidiaries (other than AMCE and its subsidiaries) (each such subsidiary of DI shall hereinafter separately be called a "SUBSIDIARY" and collectively called the "SUBSIDIARIES") as of the date hereof. As of the date hereof, except as set forth on Schedule 2.1(c), DI does not own directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust or other entity, except the Subsidiaries. Prior to the Effective Time, DI's entire interest in all of the Subsidiaries shall be distributed to DI's stockholders in accordance with the DI Pre-Merger Action Plan attached hereto as Exhibit A (the "PRE-MERGER ACTION PLAN"). At the Effective Time, DI will not own, directly or indirectly, any interest or investment (whether equity

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                                                                              7


or debt) in any corporation, partnership, business, trust or other entity other than AMCE Common Stock and AMCE Class B Stock.

         (d) FINANCIAL STATEMENTS. DI has previously furnished to AMCE the consolidated balance sheet of DI and its Subsidiaries as of March 28, 1996, together with the related statements of income, stockholders equity and cash flow, for the fiscal year ending on such date, certified by Coopers & Lybrand L.L.P., independent certified public accountants, whose opinions with respect to such consolidated financial statements are included therewith. DI has also previously furnished to AMCE the unaudited consolidated balance sheet of DI and its Subsidiaries as of December 26, 1996, together with the related unaudited statement of income for the 39-week period ending on such date, certified by the President of DI. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or on the notes thereto and except that the unaudited interim financial statements do not include footnote disclosures) and fairly present the consolidated financial position and consolidated results of the operations of DI and its Subsidiaries as at and for the dates and periods shown thereon, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments.

         (e) NO MATERIAL CHANGE. Except as set forth on Schedule 2.1(e) and in the Pre-Merger Action Plan, since December 26, 1996, there has not been any:

              (i)    Material transaction by DI or any of its Subsidiaries;

              (ii)   Capital expenditures by DI or any of its Subsidiaries;

              (iii) Material adverse change in the financial condition, liabilities, assets, business or prospects of DI or of DI and its Subsidiaries taken as a whole;

              (iv) Any unfair or unlawful employment or labor practice, claim or charge, organizing effort, or conduct which might materially interfere with or disrupt operations of DI or of DI and its Subsidiaries taken as a whole;

              (v) Declaration, setting aside or payment of a dividend or other distribution in respect of the capital stock of DI or any of its Subsidiaries;

              (vi) Direct or indirect redemption, purchase or other acquisition by DI or any of its Subsidiaries of any shares of such capital stock;

              (vii) Increase in the salary or other compensation payable or to become payable by DI or any of its Subsidiaries to any of such corporation's officers or directors, or the declaration, payment, or commitment or obligation of any kind for the payment by DI or any of its Subsidiaries of a bonus or other additional salary or compensation to any such person;

              (viii) Sale or transfer of any asset of DI or any of its Subsidiaries;

              (ix) Loan by DI or any of its Subsidiaries to any person or entity or guaranty by DI or any of its Subsidiaries of any loan;

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                                                                              8


              (x) Mortgage, pledge or other encumbrance of any asset of DI or any of its Subsidiaries;

              (xi) Waiver or release of any right or claim of DI or any of its Subsidiaries;

              (xii) Any change in any accounting principle or election used for financial reporting or tax purposes by DI or any Subsidiary; or

              (xiii) Agreement by DI or any of its Subsidiaries to do any of the things described in the foregoing clauses.

         (f) LIABILITIES. At the Effective Time DI will not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

         (g) TAXES. Each of DI and its Subsidiaries has (i) filed all returns, declarations, reports, information returns and statements of whatsoever kind ("TAX RETURNS") in respect of all federal, state, local, foreign and other taxes, including interest, penalties and additions to tax with respect thereto ("TAXES"), that they are required to file through the date hereof and shall prepare and file all such Tax Returns required to be filed after the date hereof and on or before the Effective Time and (ii) paid or provided for the payment of all Taxes due and owing for the periods covered by such Tax Returns and all Taxes, if any, required to be paid for which no return is required. True copies of all federal, state, local and foreign Tax Returns relating to DI's last three taxable years ended March 28, 1996 have been delivered to AMCE. Neither DI nor any Subsidiary has been audited by the Internal Revenue Service or any state, local or foreign taxing jurisdiction since the year ended April 1, 1993, and no agreements or consents extending the period during which any Taxes may be assessed or collected are now in force. As of the date hereof, no material adjustments have been proposed by the Internal Revenue Service or by any other taxing authority with respect to any open tax years or tax returns.

         (h) PROPERTIES AND ASSETS. DI and its Subsidiaries do not own or hold any interest in any real property or tangible assets. At the Effective Time, DI will have no right, title or interest in any property or assets (other than AMCE Common Stock and AMCE Class B Stock).

         (i) LEASES. Except as set forth on Schedule 2.2(i), DI and its Subsidiaries are not parties to or bound by (whether as lessor, lessee or guarantor) any lease of real property or personalty.

         (j) ACCURATE BOOKS AND RECORDS. The books and records of DI and its Subsidiaries contain a complete and accurate description of all transactions of DI and the Subsidiaries.

         (k) INSURANCE. All premiums due and payable prior to the date hereof on the life insurance policies reflected in Schedule 2.1(k) ("LIFE INSURANCE POLICIES") have been paid and

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                                                                              9


AMCE will have no liability for premiums on such Life Insurance Policies. All outstanding loans made under the Life Insurance Policies and the net cash surrender value thereof, net of policy loans, as of December 31, 1996 are set forth on Schedule 2.1(k).

         (l) COMPLIANCE WITH LAW. DI and its Subsidiaries have substantially complied with, and are not in violation of, any applicable federal, state or local statutes, laws or regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation).

         (m) LITIGATION. (i) There is no suit, action, arbitration, or legal, administrative or other proceeding or governmental investigation pending, or to the best knowledge of DI and its Subsidiaries, threatened against DI or any of its Subsidiaries, (ii) neither DI nor any of its Subsidiaries is in default with respect to any order, writ, court, department, agency or instrumentality applicable to it, and (iii) neither DI nor any of its Subsidiaries is presently engaged in any legal action to recover monies due or damages sustained by it.

         (n) NO CONSENTS; NO DEFAULT. Except as may be required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), state securities laws, The General and Business Corporation Law of Missouri, the Delaware General Corporation Law and the rules and regulations of the American Stock Exchange , Inc. (the "AMEX") and the Pacific Stock Exchange, respectively, there is no requirement applicable to DI or any of the Subsidiaries to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by DI of the transactions contemplated by this Agreement and the Pre-Merger Action Plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated in this Agreement and the Pre-Merger Action Plan will result in or constitute any of the following:

              (i) A conflict or breach of any provisions of the Articles of Incorporation or By-laws (or other similar governing instruments) of DI or any of the Subsidiaries;

              (ii) A default or an event that, with notice or lapse of time or both, would be a default, under any license, lease, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which DI or any of its Subsidiaries is a party or by which DI, its Subsidiaries or any of their respective properties may be bound, or a violation of any applicable law or governmental regulation;

              (iii) An event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of DI or any of its Subsidiaries; or

              (iv) The creation or imposition of any lien, charge or encumbrance on any of the properties of DI or any of its Subsidiaries.

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                                                                             10




         (o) AUTHORIZATION; VALID AGREEMENT. DI has the corporate power and authority to execute and deliver this Agreement and, subject to receiving the requisite stockholder approval, to perform its obligations hereunder. The execution and delivery of this Agreement by DI has been duly authorized by its Board of Directors and no further corporate authorization is required for the consummation of the transactions contemplated hereby or by the Pre-Merger Action Plan, except for the approval of the stockholders of DI as required under The General and Business Corporation Law of Missouri. This Agreement has been duly and validly executed and delivered by DI and constitutes a valid and binding agreement of DI, enforceable against DI in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and equitable principles.

         (p) NO MATERIAL MISSTATEMENTS OR OMISSIONS. None of the representations or warranties made by DI in this Agreement and no statement by DI or, to the best knowledge of DI, any other person, contained in any document, certificate or other writing furnished by DI to AMCE contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         (q) FINDERS AND INVESTMENT BANKERS. None of DI, any of its Subsidiaries or any of such corporations' respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         (r)  EMPLOYEE BENEFITS.

              (i) There are no Company Benefit Plans (as defined below). Neither DI nor any of its Subsidiaries nor any ERISA Affiliate (as defined below) of either DI or any of its Subsidiaries maintains, sponsors, contributes to or is required to contribute to an Employee Benefit Plan (as defined below) or a fringe benefit plan subject to
         Section 6039D of the Tax Code, and neither DI nor any of its Subsidiaries nor any ERISA Affiliate of either DI or any of its Subsidiaries has any liability (contingent or otherwise) arising under or with respect to any such plan.

              (ii) (A) None of the employees of DI or any Subsidiary is represented in his or her capacity as an employee of such company by any labor organization; (B) neither DI or any Subsidiary has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has DI or any Subsidiary signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and (C) as of the date hereof, there is no active or current union organization activity involving the employees of DI or any Subsidiary.

              (iii) For the purposes of this Agreement: (A) the term "Company Benefit Plan" shall include all employee benefit arrangements or payroll practices, including without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, scholarship programs, stock option or restricted stock plans maintained by DI or any Subsidiary (whether formal or informal, whether for the benefit of a single individual or for more than one individual and whether for the benefit of current or former employees or their beneficiaries) on behalf of DI (or any Subsidiary) or any of the employees of DI (or any Subsidiary) or to which or under which or pursuant to which DI (or any Subsidiary) has contributed or is obligated to make contributions on behalf of DI (or any Subsidiary) or any employees of DI (or any Subsidiary); (B) the term "Employee Benefit Plan" shall have the meaning ascribed to such term by section 3(3) of ERISA; (C) the term "ERISA" shall refer to the Employee Retirement Income Security Act of 1974, as amended; and
         (D) the term "ERISA AFFILIATE" shall refer to any trade or business (whether or not incorporated) under common control with any person within the meaning of Section 414 (b), (c), (m) or (o) of the Tax Code ) (provided that AMCE and its subsidiaries shall not be deemed to be ERISA Affiliates of DI).

              (iv) Schedule 2.1(r) sets forth a true and complete list of all employees of DI and its Subsidiaries and their current rates of compensation.

         (s) CONTRACTS AND AGREEMENTS. Schedule 2.1(s) identifies each contract, lease, guarantee or other agreement (a "CONTRACT") in effect on the date of this Agreement to which DI or any of its Subsidiaries is a party or by which any of their assets or properties are bound. None of DI or the Subsidiaries are in default under any of such contracts, agreements, understandings or leases and each is enforceable against the other party thereto in accordance with its terms. There have been delivered or made available to AMCE true and complete copies of all of the Contracts. At the Effective Time, the only Contract binding upon DI will be this Agreement.

         (t) ADEQUACY OF RESERVES. Any reserves set forth on the consolidated financial statements of DI for the 39-week period ended December 26, 1996, are adequate and sufficient to cover all liabilities with respect to which such reserves were established.

         (u) AGREEMENTS WITH INSIDERS. Set forth in Schedule 2.1(u) is a true and complete list of every Contract to which DI or any Subsidiary is a party or bound or by which any of the assets or properties of DI or any Subsidiary is bound and (i) to which any Insider (as defined below) or Affiliate (as defined below) of DI is a party or (ii) which benefits any Insider or Affiliate of DI. For purposes of this Agreement:

              (A) "INSIDER" shall mean each Durwood Stockholder or any Associate or Relative of a Durwood Stockholder;

              (B) an "AFFILIATE" of a specified person is a person that directly or indirectly, though one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified (other than AMCE and its majority-owned subsidiaries);

              (C) the term "ASSOCIATE" used to indicate a relationship with any person means (I) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is directly or indirectly, through one or more intermediaries, the beneficial owner of 10% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise (other than AMCE and its majority-owned subsidiaries), and (II) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

              (D) a "RELATIVE" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of the foregoing.

         2.2. REPRESENTATIONS AND WARRANTIES OF AMCE. AMCE represents and warrants to DI as follows:

         (a) ORGANIZATION AND QUALIFICATION. AMCE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) CAPITAL STOCK. On the date hereof the authorized capital stock of AMCE consists of (i) 45,000,000 shares of AMCE Common Stock, of which 6,549,489 shares are issued and outstanding, (ii) 30,000,000 shares of AMCE Class B Stock, of which 11,157,000 shares are issued and outstanding and
(iii) 10,000,000 shares of AMCE Preferred Stock, of which 3,323,600 shares of AMCE Convertible Preferred Stock are issued and outstanding. At the Effective Time all of the shares of AMCE Common Stock and AMCE Class B Stock issued in the Merger pursuant to Section 1.6(b) hereof will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights of AMCE's stockholders.

         (c) ENFORCEABILITY OF AGREEMENT. AMCE has the corporate power and authority to execute and deliver this Agreement and, subject to receiving the requisite approval of AMCE's stockholders, to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by AMCE and constitutes the valid and binding obligations of AMCE, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws effecting creditors' rights generally and equitable principles. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of AMCE.

         (d) NO VIOLATION. Assuming compliance with the requirements of the Exchange Act, the Securities Act, state securities laws, The General and Business Corporation Law of Missouri and the Delaware General Corporation Law and the rules and regulations of the AMEX and the Pacific Stock Exchange, respectively, none of the execution or delivery of this Agreement by AMCE, the consummation by AMCE of the transactions contemplated hereby or the fulfillment of the terms hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the organizational documents of AMCE or under any material agreement or instrument under which AMCE is obligated, or violate any law to which AMCE is subject.

         2.3. REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants made by DI contained in this Agreement and the schedules hereto and any certificate, instrument or document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed material and to have been relied upon by the parties, notwithstanding any investigation made by AMCE.

                            III.  COVENANTS AND AGREEMENTS

         3.1. AFFIRMATIVE COVENANTS. Between the date hereof and the Effective Time, except as otherwise contemplated by the Pre-Merger Action Plan, DI shall conduct its business in the ordinary course as heretofore conducted. DI shall, and shall cause any Subsidiary to, afford to officers, employees, counsel, accountants and other authorized representatives of AMCE ("REPRESENTATIVES"), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours throughout the period prior to the Effective Time to its properties, books and records (including, without limitation, the work papers of independent accountants) and, during such period, shall, and shall cause any Subsidiary to, furnish promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 3.1 shall affect or be deemed to modify any of the respective representations or warranties made by DI.

         3.2. NEGATIVE COVENANTS. Between the date hereof and the Effective Time, except as contemplated by the Pre-Merger Action Plan, DI shall not:

         (a) Amend its certificate of incorporation, articles of incorporation, by-laws, or other charter documents; make any change in its authorized, issued or outstanding capital stock; issue any shares of capital stock; grant any stock options or right to acquire shares of any class of its capital stock or any security convertible into any class of capital stock; purchase, redeem, retire or otherwise acquire any shares of any class of its capital stock or any security convertible into any class of its capital stock; or agree to do any of the foregoing;

         (b) Declare, set aside or pay any dividend or other distribution in respect of any class of its capital stock;

         (c) Adopt, enter into, or amend any employment contract or any bonus, stock option, profit sharing, pension, retirement, incentive, or similar employee benefit program or arrangement or grant any salary or wage increase;

         (d) Incur or guarantee any indebtedness for borrowed money or guarantee any other obligation of any other person;

         (e) Pay or incur any obligation or liability, absolute or contingent, other than liabilities incurred in the ordinary and usual course of business;

         (f) Mortgage, pledge or subject to lien or other encumbrance any of its properties or assets;

         (g) Sell or transfer any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it;

         (h) Make any investments of a capital nature either by property transfers, or otherwise, or purchase any property or assets;

         (i)  Enter into or amend any material agreement;

         (j) Merge or consolidate with any other corporation, acquire any stock or acquire any assets of any other person, corporation or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing; or

         (k) Reorganize, restructure, recapitalize, liquidate or file a voluntary petition in bankruptcy or enter into any composition with its creditors or file a voluntary winding up petition.

         3.3. REASONABLE EFFORTS. DI and AMCE shall: (i) promptly make their respective filings and thereafter make any other submissions required under all applicable laws with respect to the Merger and the other transactions contemplated hereby and (ii) use their respective reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

         3.4. PUBLICITY. Except as may be required by applicable law or any listing agreement with a national securities exchange (or similar agreement), DI and AMCE agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger.

         3.5. REPRESENTATIONS AND WARRANTIES. Neither DI nor AMCE will, or will allow any of their respective subsidiaries (other than, in the case of DI, AMCE) to, take any action that would cause any of the representations and warranties set forth herein not to be true and correct in all material respects at and as of the Effective Time.

         3.6. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of AMCE will be authorized to execute and deliver, in the name and on behalf of DI, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of DI, any other actions and things to vest, perfect or confirm of record or otherwise in AMCE any and all right, title and interest in, to and under any of the rights, properties or assets of DI acquired or to be acquired by AMCE as a result of, or in connection with, the Merger.

         3.7 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Effective Time, each of AMCE and DI will give prompt notice in writing to the other of: (i) any information that indicates that any representation and warranty contained herein was not true and correct as of the date hereof or will not be true and correct as of the Effective Time, (ii) the occurrence, or failure to occur, of any event which occurrence or failure to occur will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Articles IV or V hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, or (v) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against AMCE or DI or any Subsidiaries or which relate to the Merger or the consummation of the transactions contemplated by this Agreement or the Pre-Merger Action Plan.

         3.8   FILING.  DI and AMCE agree that:

              (i) AMCE shall prepare and file with the Securities and Exchange Commission (the "SEC") as soon as is reasonably practicable a registration statement on form S-4 (or another appropriate form) (the "REGISTRATION STATEMENT") and preliminary proxy materials with respect to the Merger, and use all reasonable efforts to have the Registration Statement declared effective by the SEC under the Securities Act and the preliminary proxy materials cleared by the SEC under the Exchange Act;

              (ii) AMCE and DI shall take all such action as may be required under state blue-sky or securities laws in connection with the transactions contemplated by this Agreement;

              (iii) AMCE and DI shall cooperate with one another in determining whether any filings are required to be made or consents required to be obtained in any foreign jurisdiction or under the regulatory laws of any state prior to the Effective Time in connection with the consummation of the transactions contemplated by this Agreement, and in making any such filings promptly and in seeking to obtain timely any such consents; and

              (iv) AMCE shall use its reasonable efforts to have listed for trading on the AMEX and, if AMCE Common Stock is still listed on the Pacific Stock Exchange, on the Pacific Stock Exchange, the AMCE Common Stock to be issued pursuant to the Merger.

         3.9 PROXY STATEMENT. DI covenants and agrees with AMCE that at the time the Registration Statement (including the definitive proxy materials contained therein (the "PROXY STATEMENT") and all other related proxy soliciting material filed with the SEC) or any post-effective amendment thereto becomes effective, and at all times subsequent to such effectiveness up to and including the Effective Time, any information regarding DI, any Insider or any Affiliate of DI set forth in the Registration Statement, any amendments or supplements thereto, the Proxy Statement and in any other proxy soliciting material to be used by AMCE and DI in connection with the transactions contemplated hereby,

              (i) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder; and

              (ii) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading.

         3.10 PRE-MERGER ACTION PLAN. DI shall cause all actions contemplated by the Pre-Merger Action Plan to occur at the times contemplated by the Pre-Merger Action Plan.

                            IV.  AMCE CONDITIONS OF MERGER

         The obligations of AMCE to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by AMCE as provided herein except as otherwise required by applicable law:

         4.1. STOCKHOLDER APPROVAL. The Merger shall have been approved by the affirmative vote of the holders of the requisite number of the outstanding shares of AMCE Common Stock, AMCE Class B Stock, DI Class A Stock and DI Class B Stock, and, in addition, shall have been approved by the holders of a majority of the outstanding shares of AMCE Common Stock (excluding the Durwood Stockholders) present and voting at the meeting of stockholders called to consider the Merger (the "AMCE STOCKHOLDER MEETING").

         4.2. DI CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger and the transactions contemplated hereby and by the Pre-Merger Action Plan shall have been duly and validly taken by DI.

         4.3. REGISTRATION OF AMCE COMMON STOCK AND AMCE CLASS B STOCK. Prior to the first date on which the Proxy Statement is mailed to AMCE stockholders, the SEC shall have declared the Registration Statement effective and, at or prior to the time required, any required approvals of state securities administrators shall have been obtained. At the Effective Time, no stop order or similar restraining order shall have been threatened or entered by the SEC or any state securities administrator.

         4.4. AMEX LISTING. The shares of AMCE Common Stock to be issued pursuant to the Merger shall have been approved for listing by the AMEX for trading on the AMEX and, if AMCE Common Stock is still listed on the Pacific Stock Exchange, such shares shall have been approved for listing for trading on such exchange.

         4.5. GOVERNMENTAL FILINGS AND CONSENTS. All governmental filings required to be made prior to the Effective Time with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Pre-Merger Action Plan shall have been made or obtained.

         4.6. CONSENTS OF THIRD PARTIES. DI and AMCE shall have received all requisite consents, approvals and agreements of third parties necessary to ensure that neither the Merger nor any transactions contemplated herein or by the Pre-Merger Action Plan shall violate any provision of any material agreement, instrument, order, judgment or decree to which DI or any of its Subsidiaries or AMCE is a party or by which any of them or their property may be bound, or shall give rise to any right to accelerate any material indebtedness of DI or any of its Subsidiaries or AMCE.

         4.7. LITIGATION. There shall be no litigation, proceedings or actions pending or threatened concerning the Merger that in the judgment of the Board of Directors of AMCE acting with the recommendation of the Special Committee renders consummation of the Merger inadvisable.

         4.8. DISSENTING STOCK. No dissenters' rights shall have been exercised by the holders of any shares of DI Class A Stock or DI Class B Stock.

         4.9. STOCK AGREEMENT. The Durwood Family, the 1992 Trust, the 1989 Trust and Delta Properties, Inc. shall have entered into a Stock Agreement with AMCE in form and substance identical to EXHIBIT B attached hereto (the "STOCK AGREEMENT"), and such agreement shall remain in full force and effect at the Effective Time.

         4.10. REGISTRATION AGREEMENT. The Durwood Family, the 1992 Trust, the 1989 Trust and Delta Properties, Inc. shall have entered into a Registration Agreement (the "REGISTRATION AGREEMENT") with AMCE in form and substance identical to EXHIBIT C attached hereto and such agreement shall remain in full force and effect at the Effective Time.

         4.11. INDEMNIFICATION AGREEMENT. The Durwood Family, the 1992 Trust, the 1992 Trust and Delta Properties, Inc. shall at the time and on the date this Agreement is executed and delivered have executed and delivered to AMCE an Indemnification Agreement (the "INDEMNIFICATION AGREEMENT") in form and substance identical to EXHIBIT D attached hereto and such agreement shall remain in full force and effect at the Effective Time.

         4.12 HARVARD CONSENT. Harvard shall have executed and delivered to AMCE an instrument in form and substance identical to EXHIBIT E, and such instrument shall remain in full force and effect at the Effective Time.

         4.13. FAIRNESS OPINION. AMCE shall have received from Furman Selz Incorporated an opinion in form and substance satisfactory to AMCE confirming the fairness of the Merger consideration to AMCE from a financial point of view.

         4.14. AUDITORS' LETTER. AMCE shall have received from Coopers & Lybrand L.L.P., certified public accountants, "comfort letters" dated the date of mailing of the Proxy Statement and the date on which the Effective Time occurs covering matters customary to transactions similar to the Merger in form and substance satisfactory to AMCE.

         4.15. REPRESENTATION AND WARRANTIES. The representations and warranties of DI set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and (having been deemed to be made again at and as of the Effective Time) as of the Effective Time as though made as of the Effective Time, except for those made as of a specified date, which shall remain true and correct as of such date, and except as otherwise contemplated by this Agreement, and the President of DI shall certify to that effect to AMCE.

         4.16. PERFORMANCE OF OBLIGATIONS. DI shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and AMCE shall have received a certificate signed by the Chief Executive Officer, the President or a Vice President of DI to that effect.

         4.17. TAX OPINION. AMCE shall have received the opinions of Chadbourne & Parke, LLP in form satisfactory to AMCE to the effect that, for federal income tax purposes, assuming consummation of the Merger in accordance with this Agreement, the Merger will constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the Tax Code and no income, gain or loss will be recognized by AMCE or DI as a result of the Merger, which opinions shall be dated within two days of the date of the Proxy Statement and the date of the Merger.

         4.18. OPINION OF COUNSEL. Blackwell Sanders Matheny Weary & Lombardi L.C. shall have furnished to AMCE and the Special Committee its opinion as at the date of the Closing in form and substance and as to such matters as are reasonably satisfactory to AMCE.

         4.19. CONVERSION OF SHARES BY DI. DI shall have converted 6,141,343 shares of AMCE Class B Stock into a like number of shares of AMCE Common Stock.

                             V.  DI CONDITIONS OF MERGER

         The obligations of DI to consummate the Merger are subject to the satisfaction at or prior to the Closing, of each of the following conditions, each of which may be waived by DI as provided herein except as otherwise required by applicable law.

         5.1. STOCKHOLDER APPROVAL. The Merger shall have been approved by the affirmative vote of the holders of the requisite number of the outstanding shares of AMCE Common Stock, AMCE Class B Stock, DI Class A Stock and DI Class B Stock and, in addition, shall have been approved by the holders of a majority of the outstanding shares of AMCE Common Stock (excluding the Durwood Stockholders) present and voting at the AMCE Stockholders Meeting.

         5.2 AMCE CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger and the transactions contemplated hereby shall have been duly and validly taken by AMCE.

         5.3. REGISTRATION OF AMCE COMMON STOCK AND AMCE CLASS B STOCK. Prior to the first date on which the Proxy Statement is mailed to AMCE stockholders, the SEC shall have declared the Registration Statement effective and, at or prior to the time required, any required approvals of state securities administrators shall have been obtained. At the Effective

Time, no stop order or similar restraining order shall have been threatened or entered by the SEC or any state securities administrator.

         5.4. AMEX LISTING. The AMCE Common Stock to be issued pursuant to the Merger shall have been approved for listing by the AMEX for trading on the AMEX and, if AMCE Common Stock is still listed on the Pacific Stock Exchange, such shares shall have been approved for listing for trading on such Exchange.

         5.5. GOVERNMENTAL FILINGS AND CONSENTS. All governmental filings required to be made prior to the Effective Time with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Pre-Merger Action Plan shall have been made or obtained.

         5.6. CONSENTS OF THIRD PARTIES. AMCE shall have received all requisite consents, approvals and agreements of third parties necessary to ensure that neither the Merger nor any transactions contemplated herein or by the transactions contemplated by the Pre-Merger Action Plan shall violate any provision of any material agreement, instrument, order, judgment or decree to which AMCE or any of its subsidiaries is a party or by which any of them, or their property, may be bound, or shall give rise to any right to accelerate any material indebtedness of AMCE or any of its subsidiaries.

         5.7. LITIGATION. There shall be no litigation, proceedings or actions pending or threatened concerning the Merger that in the judgment of the Board of Directors of DI renders consummation of the Merger inadvisable.

         5.8. REPRESENTATIONS AND WARRANTIES. The representations and warranties of AMCE set forth in Article II hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and (having been deemed to be made again at and as of the Effective Time) as of the Effective Time, except for those made as of a specified date, which shall remain true and correct of such date, and, except as otherwise contemplated by this Agreement, and the President, Chief Executive Officer or a Vice President of AMCE shall certify to that effect to the other party.

         5.9. PERFORMANCE OF OBLIGATIONS. AMCE shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and DI shall have received a certificate signed by the Chief Executive Officer, the President or a Vice President of AMCE to that effect.

         5.10. TAX OPINION. DI and its shareholders shall have received the opinions of Chadbourne & Parke, LLP in form reasonably satisfactory to DI to the effect that, for federal income tax purposes, assuming consummation of the Merger in accordance with this Agreement, (i) the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Tax Code and
(ii) except for cash received in lieu of fractional shares or in payment of Credit Amounts (as defined in the Indemnification Agreement), no income, gain or loss will be recognized by DI or its shareholders as a result of the Merger, which opinions shall be dated within two days of the date of the Proxy Statement and the date of the Merger.

         5.11 REGISTRATION AGREEMENT. AMCE shall have entered into the Registration Agreement, and the Registration Agreement shall remain in full force and effect at the Effective Time.

         5.12. STOCK AGREEMENT. AMCE shall have entered into the Stock Agreement and such agreement shall remain in full force and effect at the Effective Time.

         5.13. INDEMNIFICATION AGREEMENT. AMCE shall have entered into the Indemnification Agreement and such agreement shall remain in full force and effect at the Effective Time.

         5.14 HARVARD CONSENT. Harvard shall have executed and delivered to AMCE an instrument in form and substance identical to EXHIBIT E, and such instrument shall remain in full force and effect at the Effective Time.

             VI.  AMENDMENT, DEFERRAL, TERMINATION AND SURVIVAL

         6.1. AMENDMENT. The parties to this Agreement, by mutual consent of the Board of Directors of DI and Board of Directors of AMCE acting with the recommendation of the Special Committee, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval by the stockholders of each of AMCE and DI; PROVIDED, HOWEVER, that no such amendment, modification or supplement shall, (i) if agreed to after approval by the stockholders of AMCE, change the amount or nature of the consideration to be received by stockholders of DI, or in the judgment of the Board of Directors of AMCE acting with the recommendation of the Special Committee otherwise have a material adverse effect on the rights of AMCE stockholders or (ii) be effective unless approved by a majority of the members of the Durwood Family (for which purpose each member shall have one vote).

         6.2. WAIVER OF CONDITIONS; FAILURE OF CONDITIONS. The conditions to each of the party's obligation to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. In the event of a failure of the conditions set forth in Sections 4.3 and 5.3, the parties will in good faith endeavor to negotiate amendments to this Agreement that enable the parties to achieve the objectives of the transactions contemplated hereby notwithstanding the failures of such conditions.

         6.3. DEFERRAL. Notwithstanding adoption and approval of this Agreement by the stockholders of each of AMCE and DI, consummation of the transactions provided for herein may be deferred by the Board of Directors of DI or the Board of Directors of AMCE acting with the recommendation of the Special Committee at any time prior to the Effective Time, if either such Board of Directors determines that such deferral would be in the best interests of DI or AMCE, respectively, or their stockholders.

         6.4. TERMINATION. This Agreement may be terminated and the Merger and other transactions provided for by the Agreement may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of each of DI and AMCE, by action of the Board of Directors of DI or the Board of Directors of AMCE acting with the recommendation of the Special Committee, if either such Board of Directors determines that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of DI or AMCE, respectively, or their stockholders.

         6.5 SURVIVAL. The agreement of the parties contained in Sections 1.6, 1.7 and 7.1 hereof shall survive the consummation of the Merger and the agreements of the parties contained in Section 7.1 hereof shall survive termination of this Agreement.

                                 VII.  MISCELLANEOUS

         7.1. EXPENSES. As used herein, "EXPENSES" shall mean, with respect to a party, all expenses of such party incident to preparing, entering into and carrying out this Agreement, the agreements referred to in Sections 4.9, 4.10 and 4.11 hereof and all other agreements, documents, instruments or certificates contemplated hereby, or thereby, and the consummation of the Merger. If the Merger is not consummated for any reason (other than as a result of the Board of Directors of AMCE terminating this Agreement pursuant to Section 6.4 for a Specified Reason (as defined below) or Without Cause (as defined below)), DI shall pay and be responsible for all of its Expenses and all of AMCE's Expenses. If this Agreement is terminated by the Board of Directors of AMCE pursuant to
Section 6.4 for a Specified Reason or Without Cause, DI shall pay and be responsible for all of its Expenses and 50% of AMCE's Expenses. As used herein,
(x) a "SPECIFIED REASON" shall mean any of the following bases for a determination by the Board of Directors of AMCE to terminate this Agreement pursuant to Section 6.4: (i) that it is in the best interests of AMCE to pursue an unrelated transaction and the transactions contemplated by this Agreement would adversely impact such unrelated transaction, (ii) that a condition set forth in Sections 4.5 or 4.6 hereof has failed due to facts or circumstances unknown on the date of this Agreement to, and beyond the control of, AMCE, DI or any member of the Durwood Family, (iii) that a condition set forth in Section
4.7 has failed (unless DI or any member of the Durwood Family is a plaintiff (or is otherwise involved in a role adverse to AMCE, the Board of Directors of AMCE or the Special Committee) in any litigation, action or proceeding described therein), or (iv) that a condition set forth in Section 4.15 has failed as a result of facts or circumstances unknown on the date of this Agreement to, and beyond the control of, AMCE, DI or any member of the Durwood Family and (y) "WITHOUT CAUSE" shall mean a determination of the Board of Directors of AMCE to terminate this Agreement pursuant to Section 6.4 without having a reasonable basis for such action.

         7.2. NOTICES. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by certified or registered mail, postage prepaid, addressed as follows:

To:  AMC Entertainment Inc.       Suite 1700 Power & Light Bldg.
                                  106 West 14th Street
                                  Post Office Box 419615
                                  Kansas City, MO 64141-6615

With information copies to:            Charles J. Egan, Jr., Esq.
                                       Hallmark Cards, Incorporated
                                       2501 McGee Trafficway
                                       Kansas City, MO  64141-6126

                                       The Honorable Paul E. Vardeman
                                       Polsinelli, White, Vardeman & Shalton
                                       Suite 1000, Plaza Steppes
                                       700 West 47th Street
                                       Kansas City, MO  64112-1802

To:  Durwood, Inc.                     Suite 1700 Power & Light Bldg.
                                       106 West 14th Street
                                       Post Office Box 419615
                                       Kansas City, MO 64141-6615

With information copies to:            Robert C. Kopple, Esq.
                                       Kopple & Klinger
                                       2029 Century Park East
                                       Suite 1040
                                       Los Angeles, CA  90067

                                       Glenn Kurlander, Esq.
                                       Schiff Hardin & Waite
                                       150 East 52nd Street
                                       Suite 2900
                                       New York, New York  10022

                                       Raymond F. Beagle, Jr., Esq.
                                       Lathrop & Gage L.C.
                                       2345 Grand Boulevard, 24th Floor
                                       Kansas City, Missouri  64108-2684


or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given upon receipt thereof.

         7.3. WAIVER. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

         7.4. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         7.5. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior or contemporaneous, written or verbal agreements, understandings and negotiations in connection herewith.

         7.6. AMENDMENTS. This Agreement cannot be modified, amended or terminated, except as provided in Article VI by an instrument in writing signed by all the parties hereto; provided, however, that any provision of this Agreement may be waived only in writing by the party to be charged with the waiver.

         7.7. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

         7.8. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Missouri as applied to contracts that are executed and performed entirely in such State, except to the extent that the laws of the State of Delaware relate to the Merger.

         7.9. HEADINGS. The headings to the paragraphs to this Agreement are for convenience only and in no way define, limit or describe the scope or intent of this Agreement or any party hereto nor in any other way affect this Agreement or any part hereof.

         7.10. EXHIBITS. All exhibits and schedules attached to this Agreement are incorporated herein by this reference.

         7.11. MISCELLANEOUS. Whenever the context of this Agreement shall require, the use of any gender shall include all genders, and the use of any singular shall include the plural, and vice versa.

         7.12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

         7.13. ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party.

         7.14. ACCOUNTING TERMS. All accounting terms used herein that are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with United States generally accepted accounting principles on the date hereof.

         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been signed on behalf of AMC Entertainment Inc. by Peter C. Brown, its President, and on behalf of Durwood, Inc. by Stanley H. Durwood, its President, and the corporate seal of each corporation has been affixed hereto and attested to by the Secretary of each corporation, respectively, on the date first above written.

                                       AMC ENTERTAINMENT INC.


                                       By: /s/ Peter C. Brown
                                          --------------------------------
                                          Peter C. Brown, President


(SEAL)

ATTEST:

/s/ Nancy L. Gallagher
---------------------------------
Nancy L. Gallagher, Secretary


                                       DURWOOD, INC.


                                       By:  /s/ Stanley H. Durwood
                                          ---------------------------------
                                          Stanley H. Durwood, President


(SEAL)

ATTEST:

/s/ Nancy L. Gallagher
---------------------------------
Nancy L. Gallagher, Secretary

                                                 EXHIBIT A TO MERGER AGREEMENT


                              DI PRE-MERGER ACTION PLAN


It is anticipated that Durwood, Inc. ("DI") will undertake certain actions before the merger with AMC Entertainment Inc. ("AMCE"), as described below.

Several of these pre-merger transactions involve the four DI subsidiaries other than AMCE: Delta Properties, Inc. ("DPI"), Crosstown Development, Inc., Kansas City Downtown Redevelopment Corporation and Entertainment Group, Inc. (collectively, the "non-AMCE subsidiaries").

1. All non-AMCE subsidiaries of DI will be merged into DPI before the end of the current fiscal year

2. DPI and DI will eliminate all intercompany debt before the end of the current fiscal year.

3. All assets (other than shares of AMCE capital stock) and all liabilities of DI will be transferred from DI to DPI before the end of the current fiscal year. The DI shareholders shall negotiate the allocation of the relative benefits and burdens of such assets and liabilities among the DI shareholders (who ultimately will be the shareholders of DPI--see 5, below) in a manner consistent with the Durwood Family Settlement Agreement.

4. AAE will be liquidated and its assets distributed in the manner set forth in the Durwood Family Settlement Agreement.

5. DI will pay as a dividend or otherwise distribute all shares of stock of DPI to the DI shareholders in the same ratio as the AMCE capital stock to be received in the merger.